Exhibit 10.9

EXECUTION VERSION

CUSTODIAL AGREEMENT

dated as of May 21, 2021

by and between

CRESCENT CAPITAL BDC, INC.

(“Company”)

and

U.S. BANK NATIONAL ASSOCIATION

(“Custodian”)

THIS CUSTODIAL AGREEMENT (this “Agreement”) is dated as of May 21, 2021 and is by and between CRESCENT CAPITAL BDC, INC., a corporation incorporated under the laws of the State of Maryland (together with its successors and permitted assigns, the “Company”), U.S. BANK NATIONAL ASSOCIATION (in its capacity as custodian under this Agreement, or any successor or permitted assign acting in such capacity, the “Custodian” and together with the Document Custodian, the “Custodians”) a national banking association and U.S. BANK NATIONAL ASSOCIATION (in its capacity as document custodian under this Agreement, the “Document Custodian”).

WHEREAS, the Company, from time to time, may purchase Loans (as defined herein) and desires to engage the Custodian to act as custodian for the Company with respect to such Loans and the accounts established herein with respect thereto;

WHEREAS, the Company is and from time to time may become the owner of certain leases and/or assets (the “Collateral”); and

WHEREAS, the Company desires to have the Document Custodian take possession of certain documents relating to such Collateral as specified herein, as the custodian for the Company in accordance with the terms and conditions hereof;

WHEREAS, the Company desires to engage the Custodian to act as custodian for the Company with respect to the Accounts (as defined below), and in that regard the Company desires to engage the Custodian to provide the custodial services specifically set forth in this Agreement, upon and subject to the terms of this Agreement; and

WHEREAS, the Custodian is willing to act in such capacity as custodian and the Document Custodian is willing to act in such capacity as document custodian under and subject to the terms of this Agreement;

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

SECTION 1.	DEFINITIONS.

Section 1.1. The following words have these meanings as used in this Agreement:

“Accounts” shall mean the Interest Cash Account, the Principal Cash Account and the Custodial Account as specified in each currency as identified on Schedule I hereto, and any additional account established with the Custodian pursuant to or as permitted under this Agreement.

“Agreement” means this Custodial Agreement.

“Asset List” means, in the case of each Collateral File held by the Document Custodian for the benefit of the Company, a computer-readable transmission containing the following information (and such other data as may be mutually agreed upon in writing by the Company and the Document Custodian), which shall be delivered by the Document Custodian to the Company pursuant to this Agreement.

“Authorized Person” shall have the meaning assigned in Section 3.8(a). Any of the persons whose signatures and titles appear on Exhibit B (an “Authorized Person”) are authorized, acting singly, to act for, the Company or the Custodians, as the case may be, under this Agreement. From time to time, the Custodians and the Company may, by delivering to the other a revised exhibit, change the information previously given, but each of the parties hereto shall be entitled to rely conclusively on the then current exhibit until receipt of a superseding exhibit.

“Bond” means a debt security (other than a Loan) issued by a corporation, limited liability company, partnership or trust.

“Business Day” means any day that is not a Saturday or Sunday and is not a legal holiday or a day on which banking institutions generally are authorized or obligated by law or regulations to remain closed in New York, New York or other city in which the corporate trust office of the Custodian is located.

“Cash Account” shall have the meaning set forth in Section 2.2(b).

“Certificated Loan” shall have the meaning set forth in Section 3.1(b).

“Collateral” has the meaning set forth in the preamble hereto.

“Collateral Documents” means, with respect to any Collateral, the documents listed on the attached Schedule II, comprising the Collateral File for such Collateral, received by the Document Custodian pursuant to this Agreement.

“Collateral File” means a file delivered to the Document Custodian by the Company pursuant to Section 3.12, containing the Collateral Documents relating to the Collateral, as set forth on the Collateral Schedule delivered to the Document Custodian.

“Collateral Schedule” means a listing of Collateral Files in computer readable standardized text formats, identified by the number, delivered or caused to be delivered by the Company to the Document Custodian, incorporating the fields listed on Schedule III hereto and such other information and fields as may be mutually agreed upon by the Company and the Document Custodian and in a form satisfactory to the Company and the Document Custodian.

“Company” shall have the meaning set forth in the first paragraph of this Agreement.

“Confidential Information” means any databases, computer programs, screen formats, screen designs, report formats, interactive design techniques and other similar or related information that may be furnished to the Company by the Custodians from time to time pursuant to this Agreement.

“Custodial Account” shall have the meaning set forth in Section 2.2(a).

“Custodial Assets” means, collectively, the (i) Bonds, Securities and Loans delivered to the Custodian by the Company pursuant to the terms of this Agreement for credit to the Custodial Account, and (ii) all Proceeds thereof received by the Custodian and any Eligible Investments related thereto, including any dividends in kind (e.g., non-cash dividends).

“Custodial Assets Database” shall have the meaning set forth in Section 5.

“Custodian” shall have the meaning set forth in the first paragraph of this Agreement.

“Custodian Certification” has the meaning set forth in Section 3.12(b) hereof.

“Delivery Date” means such date or dates on which Custodial Assets may be delivered to the Document Custodian from time to time pursuant to the terms of this Agreement (it being hereby expressly acknowledged that there may be more than one Delivery Date).

“Delivery of Collateral Files” means actual receipt by the Document Custodian at its designated office of the (i) Collateral Files and (ii) Collateral Schedule relating to such Collateral Files.

“Eligible Investments” means any investment that at the time of its acquisition is one or more of the following:

(a) direct obligations of, or obligations fully guaranteed by, the United States of America or certain agencies thereof in each case backed by the full faith and credit of the United States;

(b) (i) demand and time deposits in, certificates of deposit of, bankers’ acceptances issued by, or federal funds sold by, any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the Custodian), provided that the short-term deposit rating of such institution at the time of such acquisition or contractual commitment providing for such investment has a credit rating of “P-1” (or its equivalent) or better by any nationally recognized statistical rating organization, and (ii) any other demand or time deposit or certificate of deposit that is fully insured by the Bank Insurance Fund or the Savings Association Insurance Fund administered by the FDIC;

(c) commercial paper having at the time of such acquisition therein a credit rating of “P-1” (or its equivalent) or better by any nationally recognized statistical rating organization;

(d) repurchase agreements with respect to the assets specified above, issued by any bank (which may include the Custodian) or any corporation or broker-dealer the long-term debt obligations of which are rated “AA” (or its equivalent) or better by any nationally recognized statistical rating organization; and

(e) any money market funds (whether U.S. or non-U.S.) denominated in U.S. Dollars and rated at least “AAA” (or its equivalent) by any nationally recognized statistical rating organization.

“Exception Report” has the meaning set forth in Section 3.12(b) hereof.

“Federal Reserve Bank Book-Entry System” means a depository and securities transfer system operated by the Federal Reserve Bank of the United States on which are eligible to be held all United States Government direct obligation bills, notes and bonds.

“Financing Documents” shall have the meaning set forth in Section 3.1(b).

“Foreign Intermediaries” shall have the meaning set forth in Section 3.5(a).

“Foreign Securities Systems” shall have the meaning set forth in Section 3.5(a).

“Foreign Subcustodians” shall have the meaning set forth in Section 3.5(a).

“Instrument” shall have the meaning set forth in Section 3.1(b).

“Interest Cash Account” shall have the meaning set forth in Section 2.2(b).

“Investment Advisor” means Crescent Cap Advisors, LLC, as the investment advisor of the Company or any successor Investment Advisor identified to the Custodian by the Company in writing.

“Loan” means any U.S. dollar denominated commercial loan, or participation therein, made by a bank or other financial institution that by its terms provides for payments of principal and/or interest, including discount obligations and payment- in-kind obligations, acquired by the Company from time to time.

“Loan Assignment Agreement” shall have the meaning set forth in Section 3.1(b).

“Loan Checklist” means, for any Collateral Loan, an electronic or hard copy list delivered by the Company to the Document Custodian that identifies: (a) the Collateral Loan, (b) the applicable obligor, (c) each underlying instrument (whether original or copy) to be delivered to the Document Custodian (if any), (d) the principal amount and (e) interest rate of such Collateral Loan.

“Officer’s Certificate” means a certificate signed by an officer (authorized to sign an Officer’s Certificate) of Company or other Person (on behalf of the Company) submitting a Collateral File to the Document Custodian or otherwise delivered an Officer’s Certificate to the Custodians pursuant to this Agreement.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof) unincorporated organization, or any government or agency or political subdivision thereof.

“Principal Cash Account” shall have the meaning set forth in Section 2.2(b).

“Proceeds” means, collectively, (i) all distributions, earnings, interest, dividends and other payments paid on the Custodial Assets by or on behalf of the issuer or obligor thereof, or applicable paying agent or administrative agent, and received by the Custodian during the term hereof, and (ii) the net proceeds of the sale or other disposition of the Custodial Assets pursuant to the terms of this Agreement and received by the Custodian during the term hereof (and any Reinvestment Earnings from investment of the foregoing, as defined in Section 3.4(b) hereof).

“Proper Instructions” means instructions received by the Custodians collectively or the Document Custodian or Custodian, as applicable, in form acceptable to it, from the Company or any Person duly authorized by the Company in any of the following forms acceptable to the Document Custodian or Custodian, as applicable:

(a) in writing signed by an Authorized Person (and delivered by hand, by mail, by overnight courier or by telecopier); or

(b) an electronic mail (or other electronic communication) from an Authorized Person; or

(c) in a communication utilizing access codes effected between electro mechanical or electronic devices; or

(d) in connection with any purchase, acquisition, sale, disposition or other transfer of a Custodial Asset, a trade ticket, confirmation of trade, instruction to post or to commit to the trade or similar instrument or document or other written instruction provided by an Authorized Person, including by electronic mail or other electronic communication; or

(e) such other means as may be agreed upon from time to time by the Custodian and the party giving such instructions.

“Reinvestment Earnings” shall have the meaning set forth in Section 3.4(b).

“Request for Release” means a request for release of any Collateral File, which request shall be either (i) delivered to the Document Custodian substantially in the form of Exhibit C hereto or (ii) as otherwise agreed to between the Document Custodian and the Company.

“Responsible Officer” means, with respect to the Custodians, any officer, including any managing director, principal, vice president, assistant vice president, assistant treasurer, assistant secretary, trust officer or any other officer of the Custodian or Document Custodian, as applicable, customarily performing functions similar to those performed by any of the above designated officers, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject, in each case, having direct responsibility for the administration of this Agreement.

“Securities System” means the Federal Reserve Bank Book Entry System, a clearing agency which acts as a securities depository, including The Depository Trust Company, or another book entry system for the central handling of securities.

“Security” means any Bond, financial instrument, security, equity interest, subordinated note, subordinated fee note or other similar asset including, without limitation, as “security” is defined in Article 8 of the UCC.

“Street Name” means the form of registration in which the securities are held by a broker who is delivering the securities to another broker for the purposes of sale, it being an accepted custom in the United States securities industry that a security in Street Name is in proper form for delivery to a buyer and that a security may be re-registered by a buyer in the ordinary course.

“UCC” means the Uniform Commercial Code as in effect from time, in the State of New York or, if different, in the State of the United States that governs the perfection of the relevant security interest.

“Uncertificated Loan” shall have the meaning set forth in Section 3.1(b).

Section 1.2. In this Agreement unless the contrary intention appears:

(a) a reference to this Agreement or another instrument refers to such agreement or instrument as the same may be amended, modified or otherwise rewritten from time to time;

(b) a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(c) the singular includes the plural and vice versa;

(d) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision; and Section references refer to Sections of this Agreement;

(e) the words “include”, “includes”, and “including” are not limiting;

(f) a reference to a Person includes a reference to the Person’s executors, administrators, successors and permitted assigns;

(g) an agreement, representation or warranty in favor of two or more Persons is for the benefit of them jointly and severally;

(h) an agreement, representation or warranty on the part of two or more Persons binds them jointly and severally; and

(i) a reference to any accounting term is to be interpreted in accordance with generally accepted principles and practices in the United States, consistently applied, unless otherwise instructed by the Company.

Section 1.3. Headings are inserted for convenience and do not affect the interpretation of this Agreement.

SECTION 2.	APPOINTMENT OF CUSTODIAN AND DESIGNATION OF ACCOUNTS.

Section 2.1. Appointment of Custodian and Document Custodian. (a) The Company hereby appoints the Custodian as the custodian of the Custodial Assets and Proceeds pursuant to this Agreement, and in such capacity appoints the Custodian to act as custodial agent on behalf of the Company with respect thereto. All Custodial Assets and Proceeds delivered to the Custodian shall be held and maintained in accordance with this Agreement. The Custodian shall not be responsible for any property held, owned or received by the Company and not delivered to the Custodian pursuant to the terms of this Agreement. At the time of each delivery of Custodial Assets to the Custodian by or on behalf of the Company, the Company agrees that it shall expressly identify the same to the Custodian as Custodial Assets, as the case may be, being delivered under this Agreement.

(b) The Custodian accepts its appointment as custodian hereunder, and agrees to receive and hold, as custodian for the Company pursuant to the terms of this Agreement, the Custodial Assets delivered and identified to it by the Company on each Delivery Date, any Proceeds received from time to time therefrom. The Company and the Custodian shall revise Schedule I from time to time and as agreed upon, without the need for any further amendment to this Agreement.

(c) The Company hereby appoints the Document Custodian, and the Document Custodian hereby accepts its appointment, to act as the document custodian for the Company, to provide the services set forth in this Agreement, upon the terms and conditions sets forth in this Agreement. The Document Custodian acknowledges and agrees that it will hold possession of all Collateral Files delivered to it in accordance with this Agreement for the benefit of the Company.

Section 2.2. Establishment of Accounts. (a) There shall be established at the Custodian a securities account to which the Custodian shall deposit and hold the Custodial Assets received by it (and any Proceeds received by it from time to time in the form of dividends in kind) as directed by the Company in writing pursuant to this Agreement, which account shall be designated the “Custodial Account” (the “Custodial Account”). The Custodial Account for the Company may contain any such sub-accounts as the Custodian may determine are necessary for the administration of such account.

(b) There shall be established at the Custodian securities accounts to which the Custodian shall deposit and hold any cash Proceeds received by it from time to time from or with respect to the Custodial Assets as directed by the Company in writing, which accounts shall be designated the “Interest Cash Account” (the “Interest Cash Account”) and the “Principal Cash Account” (the “Principal Cash Account” and, together with the Interest Cash Account, the “Cash Account”).

(c) Subject to the terms of this Agreement, the Accounts shall be under the complete control and dominion of the Company, and the Company shall be entitled to make deposits, withdrawals, transfers and payments to and from the Accounts from time to time as it may determine. Custodial Assets held in the Custodial Account may be withdrawn by the Company from time to time pursuant to Section 3.2 below. Amounts held in the Cash Account from time to time may be withdrawn by the Company upon receipt of Proper Instructions therefor, and may be invested upon and pursuant to specific direction of the Company in the form of Proper Instructions, pursuant to Section 3.4 below. Any Account may include for administrative or ministerial purposes subaccounts thereof.

SECTION 3.	CUSTODIAL DUTIES.

Section 3.1. Holding Custodial Assets. (a) The Custodian shall hold and segregate for the account of the Company, all Custodial Assets received by it pursuant to this Agreement other than Custodial Assets which are held in a Securities System and shall properly account for all Custodial Assets held in a Securities System and identify the same on its books and records as held for the account of the Company.

(b) It is hereby expressly acknowledged that (i) certain Loans may be acquired by the Company from time to time which are evidenced by, or accompanied by delivery of, an instrument (an “Instrument”), as that term is defined in Section 9-102(a)(4a) of the UCC (any such Loan, a “Certificated Loan”), (ii) certain Loans may be acquired by the Company from time to time which are not evidenced by, or accompanied by delivery of, an Instrument (any such Loan, an “Uncertificated Loan”), and such Loans may instead be evidenced solely by delivery to the Custodian of a facsimile or electronic copy of an assignment agreement (“Loan Assignment Agreement”) in favor of the Company as assignee or, in respect of any Loan acquired as a participation interest, a participation agreement (“Participation Agreement”) in favor of the Company as the participant, (iii) for Uncertificated Loans (A) any such Loan Assignment Agreement (and the registration of the related Uncertificated Loans on the books and records of the applicable obligor or bank agent) shall be registered in the name of the Company (or its nominee) or (B) any such Participation Agreement (and the registration of the related Uncertificated Loan on the books and records of the participating lender (or, if applicable, other party responsible for maintaining a participant register)) shall be registered in the name of the Company (or its nominee), (iv) any duty on the part of the Custodian with respect to any Loan shall be limited to the exercise of commercially reasonable care by the Custodian in the physical custody of any such Instrument, in the case of a Certificated Loan, or any such Loan Assignment Agreement or Participation Agreement, in the case of an Uncertificated Loan, which has been delivered to it in accordance with the terms herein and (v) nothing herein shall require the Custodian to treat as a financial asset (within the meaning of Section 8-102(a)(9) of the UCC) any such Uncertificated Loan or other asset in the nature of a general intangible (as defined in Section 9-102(a)(42) of the UCC) or to “maintain” a sufficient quantity thereof. Except as expressly provided above, the Custodian is not under any duty to hold custody of any related instrument, security, credit agreement and/or other agreements or documents, if any (collectively, “Financing

Documents”) related to a Loan. The Custodian has no obligation to examine or determine the validity, sufficiency, marketability or enforceability of any Instrument, Loan Assignment Agreement, Participation Agreement or other Financing Document (and shall have no responsibility for the genuineness or completeness thereof), or for the Company’s title to any related Loan. The Custodian may assume the genuineness of each such Instrument, Loan Assignment Agreement or Participation Agreement it may receive and the genuineness and due authority of any signatures appearing thereon, and shall be entitled to assume that each such Instrument, Loan Assignment Agreement or Participation Agreement, as the case may be, it may receive is what it purports to be. If an original Instrument is or shall be or becomes available with respect to any Uncertificated Loan, it shall be the sole responsibility of the Company to make or cause delivery thereof to the Custodian, and the Custodian shall not be under any obligation at any time to determine whether any such original Instrument has been or is required to be issued or made available in respect of any Uncertificated Loan or to compel or cause delivery thereof to the Custodian.

Section 3.2. Release of Custodial Assets. The Custodian shall release and deliver Custodial Assets of the Company held by the Custodian from time to time only upon receipt of Proper Instructions (which shall, among other things specify the Custodial Assets to be released, with such delivery and other information as may be necessary to enable the Custodian to perform); provided, that, except to the extent the Company provides instructions to the contrary, Proper Instructions authorizing the release and delivery of Custodial Assets (which may, in the case of Custodial Assets which are Loans, consist of a trade ticket provided by an Authorized Person) shall be deemed to have been provided in the following cases:

(i) upon a sale of such Custodial Assets by or on behalf of the Company as directed by Proper Instructions:

(A) delivery in accordance with the customary or established practices and procedures in the jurisdiction or market where the transactions occur, including, without limitation, delivery to the purchaser thereof or to a dealer therefor (or an agent of such purchaser or dealer) against expectation of receiving same day payment; or

(B) in the case of a sale effected through a Securities System, in accordance with the rules governing the operations of the Securities System;

(ii) delivery of Custodial Assets that are the subject of a repurchase agreement upon the receipt of payment under such repurchase agreement;

(iii) delivery of Custodial Assets to the depositary agent in connection with tender or other similar offers for such Custodial Assets;

(iv) delivery of Custodial Assets to the issuer thereof or its agent when such Custodial Assets are called, redeemed, retired or otherwise become payable and, unless otherwise directed by Proper Instructions, the cash or other consideration is to be delivered to the Custodian;

(v) delivery of Custodial Assets to an issuer thereof, or its agent, for transfer into the name of the Custodian or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

(vi) delivery of Custodial Assets to brokers, clearing banks or other clearing agents for examination in accordance with “street delivery” custom;

(vii) delivery of Custodial Assets for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to any deposit agreement and, unless otherwise directed by Proper Instructions, the new securities and cash, if any, are to be delivered to the Custodian; and

(viii) in the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities and, unless otherwise directed by Proper Instructions, the new securities and/or cash, if any, are to be delivered to the Custodian.

Section 3.3. Registration of Custodial Assets. Custodial Assets held by the Custodian (other than bearer securities or securities held in a Securities System) shall be registered in the name of the Company or its nominee. Securities held in a Securities System shall be maintained in Street Name or other good deliverable form. The Company shall instruct each issuer or obligor (or related paying agent, administrative agent or other agent of such issuer or obligor) of a Custodial Asset to (i) except with respect to bearer securities or securities held in a Securities System, register the Company on its books and records as the legal owner of such Custodial Asset, (ii) deliver any certificated security or instrument evidencing such Custodial Asset to the Custodian, appropriately completed and reflecting such ownership, for safekeeping by the Custodian on behalf of the Company, (iii) make all payments in respect of such Custodial Asset to the Cash Account and (iv) deliver all notices and other communications in respect of such Custodial Asset to the Company, (or, alternatively, to the Custodian at its address for notices pursuant to this Agreement for forwarding to the Company).

Section 3.4. Bank Accounts, and Management of Cash. (a) Cash Proceeds from the Custodial Assets received by the Custodian from time to time in respect of amounts which constitute interest payments or other payments in respect of income on the Custodial Assets shall be credited to the Interest Cash Account. Cash Proceeds from the Custodial Assets received by the Custodian from time to time in respect of amounts which constitute principal payments on the Custodial Assets shall be credited to the Principal Cash Account. The Custodian shall be entitled to request and receive Proper Instructions in respect of any determination regarding whether any Proceeds received by the Custodian should be deposited into the Interest Cash Account or Principal Cash Account.

(b) Amounts held in the Cash Accounts shall remain uninvested, except to the extent that the Company provides a Proper Instruction to invest the amounts in the Cash Account for the Company in Eligible Investments pursuant to specific Proper Instructions received by the Custodian from the Company (which may be standing Proper Instructions). Any such investments shall be subject to availability and the Custodian’s then applicable transaction charges (which shall be at the Company’s expense). Funds may be commingled for purpose of investment, provided however that the Custodian shall properly account for the allocation of such investments to the Related Account. The Custodian shall have no liability for any loss incurred on any such investment. In no instance will the Custodian have any obligation to provide investment advice to the Company. Any earnings from such investment of amounts held in the Cash Account (“Reinvestment Earnings”) from time to time shall be redeposited in the Interest Cash Account (and may be reinvested at the written direction of an Authorized Person on behalf of the Company). Eligible Investments may include, without limitation, those investments satisfying the definition of Eligible Investments which are issued by or made with the Custodian or for which the Custodian or affiliate of the Custodian provides services and receives compensation. The Custodian shall have no liability for any losses on any Eligible Investments made as described herein. Without limiting the foregoing, in no event shall the Custodian be liable for any negative interest accrued or applied in respect of any funds received by it or maintained in an Account hereunder. The Company shall be responsible for the payment of any such negative interest and the Custodian shall be entitled to deduct from amounts on deposit in the applicable Account an amount necessary to pay such negative interest. For the avoidance of doubt, the reimbursement and indemnification protections afforded to the Custodian hereunder shall apply in respect of any interest-related expenses incurred by the Custodian in the performance of its duties hereunder.

(c) In the event that the Company shall at any time request a withdrawal of amounts from the Cash Account which are invested in Eligible Investments as described herein, the Custodian shall be entitled to liquidate or otherwise redeem, and shall have no liability for any loss incurred as a result of the liquidation of, any investment of the funds or redemption of any such Eligible Investments credited to such account as needed to provide necessary liquidity as set forth in Proper Instructions received by the Custodian from the Company (which may be standing Proper Instructions).

(d) The Company is solely responsible for directing the Custodian with respect to deposits to, withdrawals from and transfers to or from the Accounts. Without limiting the generality of the foregoing, the Custodian has no responsibility for compliance with any restrictions, covenants, limitations or obligations to which the Company may be subject or for which it may have obligations to third-parties in respect of the Accounts, and the Custodian shall have no liability for the acts or omissions of any other Person (including, without limitation, the Company), or for the application or misapplication of any funds by another Person or by the Custodian at the direction of the Company. The Company shall be solely responsible for properly instructing all applicable payors to make all appropriate payments to the Custodian for deposit to the Accounts, and for properly instructing the Custodian with respect to the allocation or application of all such deposits.

(e) Subject to the terms of this Agreement, each Account shall otherwise be subject to the Custodian’s standard terms and conditions applicable to such Account, as amended from time to time, and the Custodian is authorized to follow its usual operating procedures in connection with such Account; and the terms of this Agreement and operation of the Account shall be subject to the requirements and provisions of applicable law and regulation governing such Account, including without limitation with respect to any account adjustments, returned deposit items, chargebacks and overdrafts associated with the Account. Without limiting the generality of the foregoing, and notwithstanding any term of this Agreement to the contrary, the Custodian shall be responsible only for funds actually received, and it shall not be obligated to credit or remit payment on any payment item received for deposit to the Account (and any credit given in such respect shall be deemed to be provisional), unless and until settlement of the item is or becomes final.

Section 3.5. Custodial Assets Held Outside of the United States; Foreign Exchange. (a) The Custodian may employ, as subcustodians for the Custodial Assets maintained outside the United States, foreign banking institutions and foreign securities depositories (collectively, “Foreign Subcustodians”), and foreign clearing agencies and clearing systems (collectively, “Foreign Securities Systems”), in each case that would constitute a “Qualified Custodian” as defined in Rule 206(4)-2 of the Advisers Act. The Custodian shall identify on its books as belonging to the Company, the foreign Custodial Assets held by each Foreign Subcustodian and/or Foreign Securities Systems (collectively, “Foreign Intermediaries”). The Custodian may hold foreign Custodial Assets and related Proceeds with one or more Foreign Intermediaries in each case in a single account with such Foreign Intermediary that is identified as belonging to the Custodian for the benefit of its customers, provided however, that the records of the Custodian with respect to Custodial Assets and related Proceeds which are property of the Company maintained in such account shall identify by book-entry those Custodial Assets and other property as belonging solely to the Company.

(b) Notwithstanding any provision of this Agreement to the contrary, settlement and payment for Custodial Assets received by a Foreign Intermediary for the account may be effected in accordance with the customary established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer. The Custodian shall not be responsible for any tax withholdings or calculations in respect of Proceeds received on Custodial Assets.

(c) The Company may issue standing Proper Instructions with respect to foreign exchange transactions, in each case to the extent such transaction is of the type which the Custodian regularly facilitates or has otherwise agreed to facilitate for purposes of this Agreement. Absent the receipt of such Proper Instructions, the Custodian shall have no obligation to effect or carry out any foreign currency exchange on behalf of the Company. The Company shall bear all risks of investing in Custodial Assets denominated in a foreign currency. It is understood and agreed that any foreign exchange transaction effected by the Custodian in connection with this Agreement may be entered with the Custodian acting as principal or otherwise through customary banking channels. The Custodian shall have no liability for any investment losses incurred in or resulting from the rates obtained in such foreign exchange transactions; and absent specific and acceptable Proper Instructions, the Custodian shall not be deemed to have any duty to carry out any foreign exchange on behalf of the Company. The Custodian shall be entitled at all times to comply with any legal or regulatory requirements applicable to currency or foreign exchange transactions. The Company acknowledges that the Custodian, any subcustodian or any affiliates of the Custodian or any subcustodian, involved in any such foreign exchange transactions may make a margin or banking income from foreign exchange transactions entered into pursuant to this section for which they shall not be required to account to the Company.

Section 3.6. Payment of Moneys. Upon receipt of Proper Instructions, which may be standing instructions, the Custodian shall pay out from the Cash Account moneys of the Company on deposit therein in the following cases:

(i) upon the purchase of Custodial Assets for the Company pursuant to such Proper Instruction; and such purchase may, unless and except to the extent otherwise directed by Proper Instructions, be carried out by the Custodian;

(A) in accordance with the customary or established practices and procedures in the jurisdiction or market where the transactions occur, including, without limitation, delivering money to the seller thereof or to a dealer therefor (or any agent for such seller or dealer) against expectation of same day delivery of such securities; or

(B) in the case of a purchase effected through a Securities System, in accordance with the rules governing the operation of such Securities System;

(ii) for any other purpose directed by the Company upon receipt of Proper Instructions specifying the amount of such payment, and naming the Person or Persons to whom such payment is to be made.

Section 3.7. Proxies. The Custodian will, with respect to Custodial Assets held through a Securities System or otherwise held in “street name”, cause to be made available to the Company proxies received by the Custodian in respect of such Custodial Assets. The Company may respond to such proxies, or may provide Proper Instructions to the Custodian to respond to such Proxies on its behalf. In order for the Custodian to act, it must receive Proper Instructions no later than the deadline applicable to responses for corporate actions for the bank serving as Custodian. In the absence of such Proper Instructions, or in the event that such Proper Instructions are not received in a timely fashion, the Custodian shall be under no duty to act with regard to such proxies.

Section 3.8. Proper Instructions. (a) The Company shall provide, and shall cause the Investment Advisor to provide, an incumbency certificate to the Custodian and/or Document Custodian, as applicable, in the form acceptable to it, specifying the names, titles, contact information (including email addresses) and specimen signatures of persons authorized to give Proper Instructions (collectively, “Authorized Persons”, and each is an “Authorized Person”) which certificate shall be signed by an officer of the Company or an officer of the Investment Advisor, as applicable, or by another Authorized Person previously certified to the Custodian and/or Document Custodian, as applicable. Each Proper Instruction given by an Authorized Person of the Company shall be deemed for all purposes to have been given by and on behalf of the Company. The Custodian and/or Document Custodian, as applicable, shall be entitled to conclusively rely upon the identity and authority of such persons and contact information thereof until it receives written notice from the Company to the contrary. Notwithstanding the foregoing, any Authorized Person whose incumbency as such has been certified by an officer of the Company and who is also an officer of the Company may at any time revoke the authority to give Proper Instructions of any Authorized Person who is not an officer of the Company, and any such person whose authority is so revoked may not thereafter be or become an Authorized Person.

(b) Neither the Custodian nor the Document Custodian, as applicable, shall have no obligation to act in accordance with Proper Instructions to the extent that they conflict with applicable law or regulations. Neither the Custodian nor the Document Custodian shall not be liable for any loss resulting from a reasonable delay while it obtains clarification of any Proper Instructions.

Section 3.9. Actions Permitted Without Proper Instructions. The Company shall have thirty (30) days to remit payment to the Custodian and Document Custodian once notified of any amounts due and payable; provided that after such period, the Custodian and/or Document Custodian, as appliable, shall be entitled, without express Proper Instructions from the Company, to:

(a) pay itself from the Cash Account whether or not in receipt of express direction or Proper Instruction from the Company, any amounts due and payable to it pursuant to Sections 6, 8.4 or 8.7 hereunder;

(b) surrender Custodial Assets in temporary form for Custodial Assets in definitive form; and

(c) in general attend to all nondiscretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property held or to be held in the Accounts; and

(d)The Document Custodian may resign effective immediately, and shall ship all Collateral Files (in accordance with Section 3.12(h) then held by the Document Custodian on behalf of the Company to the Company at its address as provided in Section 14.

Section 3.10. Evidence of Authority. The Custodian shall be protected in acting upon any Proper Instructions, certificate, instrument or paper believed by it to be genuine and to have been properly executed or otherwise given by or on behalf of the Company by an Authorized Person. The Custodian may receive and accept a certificate signed by any Authorized Person as conclusive evidence of:

(a) the authority of any person to act in accordance with such certificate; or

(b) any determination or any action by the Company as described in such certificate,

and such certificate may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary from an Authorized Person of the Company. The Company hereby authorizes and directs the Custodian to accept, rely and act upon instruction from the Investment Advisor, acting on behalf and in the name of the Company for all purposes hereunder, and the

Custodian is authorized to recognize and act upon the instruction of the Investment Advisor, acting alone, on behalf and in the stead of the Company for all purposes hereunder; provided that such authorization and direction may be revoked at any time by an Authorized Person who is an officer of the Company.

Section 3.11. Receipt of Communications. Any communication received by the Custodians on a day which is not a Business Day or after 2:00 p.m. (Eastern Time) (or such other time as is agreed by the Company and the Custodian from time to time) on a Business Day will be deemed to have been received on the next Business Day (but in the case of communications so received after 2:00 p.m. (Eastern Time) on a Business Day the Custodian will use reasonable efforts to process such communications as soon as possible after receipt. For the avoidance of doubt, in no instance shall the Custodian be obligated to provide services on any day that is not a Business Day.

Section 3.12. Document Custodian

(a) The Company shall from time to time deliver or cause to be delivered Collateral Files, including each of the related Collateral Documents, as set forth on Schedule II hereto, to the Document Custodian to be held hereunder. With respect to each delivery of Collateral Files, the Company shall provide or cause to be provided a related Collateral Schedule (in a form acceptable to the Company and the Document Custodian) to the Document Custodian with respect to such Collateral Files that are being delivered.

(b) In receiving any Collateral Files hereunder, and in maintaining any listing or providing any report or communication with respect to the Collateral Files or Collateral Documents held hereunder, the Document Custodian shall be required only to review the face of each document received to determine whether it appears regular on its face and appears to relate to the related Collateral. Upon Delivery of Collateral Files in accordance with the preceding sentence, within ten Business Days (provided however that if more than 50 Collateral Files are delivered at one time to the Custodian, additional time as agreed to among the parties in writing, may be taken by the Custodian) the Custodian shall execute and deliver to the Company a certification more fully described in Section 3.12(e) (a “Custodian Certification”) substantially in the form attached hereto as Exhibit A, including an attached exception report (an “Exception Report”), listing any Collateral Document not included in the related Collateral File after review against the Collateral Schedule (which Exception Report shall include any document that does not, on its face, appear regular and/or related to such Collateral). For the avoidance of doubt, such review will not commence in accordance with this Section 3.12(b) until both the Collateral Files and the Collateral Schedule have been delivered to the Document Custodian.

(c) The Document Custodian shall not otherwise be under any duty to review, inspect, examine or certify the Collateral Files or related Collateral Documents; and without limiting the foregoing, the Document Custodian shall be entitled to assume the genuineness of each such document and the genuineness and due authority of any signatures appearing thereon, shall be entitled to assume that each such document is what it purports to be. The Document Custodian shall have no liability for or obligation with respect to, and shall not be construed or obliged to make any representation or warranty as to: (i) the validity, sufficiency, marketability, genuineness, value, contents or enforceability of any Collateral Document; (ii) the validity, adequacy or perfection of any lien upon or security interest purported to be evidenced or created thereby; or (iii) to determine that the contents of any Collateral Document are appropriate for the represented purpose or that any Collateral Document has actually been recorded or filed, as maybe applicable, or that any Collateral Document is other than what it purports on its face to be.

(d) The Document Custodian shall accept the documents received by the Document Custodian pursuant to Section 3.12 hereunder. With respect to each Collateral File listed on a given Collateral Schedule, the Document Custodian shall issue an Asset List (in addition to the Document Custodian Certification) upon review of the Collateral Files. If upon delivery of such Collateral Files, any Collateral File listed on the Collateral Schedule has not been received by the Document Custodian, the Document Custodian shall identify such Collateral File as pending on the related Asset List. Any Asset List or Custodian Certification delivered to the Company by the Document Custodian shall supersede, cancel and replace the previously delivered Asset List or Custodian Certification, as applicable, and shall, in each case, control and be binding on the parties hereto.

(e) The Document Custodian shall, in each Custodian Certification, certify and confirm as to each Collateral File listed on the Collateral Schedule that, except as noted on the Exception Report attached to such Custodian Certification:

all documents required to be delivered to it pursuant to Section 3.12 and hereof are in the Document Custodian’s possession; and

all documents contained in the Collateral File as described on the attached Schedule II have been reviewed by the Document Custodian and appear regular on their face and relate to such applicable Collateral File.

(f) In the event that any Collateral File is needed by the Company for the purpose of correction of errors therein or for one of the other purposes set forth in a Request for Release, the Company shall send to the Document Custodian a Request for Release. The Document Custodian shall release such Collateral Files within three (3) Business Days of its receipt of such completed Request for Release. Any request for release by the Company shall be in the form of the Request for Release. The Company is authorized to transmit and the Document Custodian is authorized to accept signed facsimile, electronic or email copies of Requests for Release submitted in the form attached hereto as Exhibit C (or as otherwise agreed between the Document Custodian and the Company).

(g) The Document Custodian shall segregate and identify the Collateral Files on its automated data system and maintain custody of all Collateral Files received by it in secure and fire resistant facilities, all in accordance with customary standards for such custody. The Document Custodian shall, at its own expense, maintain at all times during the existence of this Agreement and keep in full force and effect insurance in amounts, with standard coverage and subject to deductibles, all as customary for insurance typically maintained by banks that act as custodian. Upon written request from the Company, the Document Custodian shall provide evidence (which evidence may be in the form of a certificate of the respective insurer) that such insurance is in full force and effect. The Document Custodian shall upon not less than three (3) Business Days prior written notice permit (a) inspection during regular business hours of the Document Custodian (and subject to its usual charges for such access) by the Company (or by its auditors or agents when requested by the Company) of the Collateral Files, at such place or places where the related

Collateral Files are deposited, and (b) the Company (or its auditors or agents when requested by the Company) to make copies of the Collateral Files. The Company shall be responsible for any expenses in connection with such inspection and copying. Any such inspection and copying shall be subject to the procedures of the Document Custodian. In addition, and not in limitation of the foregoing, the Company shall indemnify and hold the Document Custodian harmless from all claims, costs, expenses, losses and damages incurred by the Document Custodian as a result of the damage, loss or misplacement of any Collateral Files or Collateral Documents or other papers contained in the Collateral Files while in the possession of the Company (or its auditors or agents).

(h) Prior to any shipment of any Collateral Files or Collateral Documents hereunder pursuant to the request of the Company, the Company shall deliver to the Document Custodian written instructions as to the method of shipment and shipper(s) the Document Custodian is to utilize in connection with the transmission of Collateral Files or Collateral Documents in the performance of the Document Custodian’s duties hereunder (which instruction shall include, if requested by the Document Custodian, billing account numbers maintained by the Customer with such shipper(s) to allow for direct billing of the related charges to the Company). The Company shall arrange for the provision of such services at its sole cost and expense (or, at the Document Custodian’s option, reimburse the Document Custodian for all costs and expenses incurred by the Document Custodian consistent with such instructions) and will maintain such insurance against loss or damage to Collateral Files or other loan documents as the Company deems appropriate. Notwithstanding the foregoing, it is hereby expressly agreed that in the absence of express written instruction from the Company pursuant to the preceding terms, shipment may be made by the Document Custodian in any instance by means of any recognized overnight delivery or shipping service (it being hereby expressly acknowledged that United Parcel Service is one such recognized service, without implied limitation). All costs and risks of shipment shall be borne by the Company, and it is hereby expressly agreed that in no event shall the Document Custodian have any liability for any losses or damages to any Person, arising out of actions of the Document Custodian consistent with the instructions of the Company. Any costs of shipment that may be incurred or paid by the Document Custodian from time to time may be billed by the Document Custodian to the Company on a monthly basis and shall be due and payable when billed.

SECTION 4.	REPORTING.

Section 4.1. Reporting. (a) For each Business Day, the Custodian shall make available to the Company and the Investment Advisor on a daily basis a report of (i) all deposits to and withdrawals from each of the Cash Account for the prior Business Day, and the outstanding balance as of the end of such prior Business Day, and (ii) a report of settled trades of Custodial Assets for such prior Business Day. The Company shall in a timely manner provide, or shall cause the Investment Advisor to provide, to the Custodian such information, documents and other items with respect to the Custodial Assets as necessary and/or appropriate or as requested by the Custodian in order to enable the Custodian to perform its duties hereunder.

(b) The Custodian shall have no duty or obligation to undertake any market valuation of the Custodial Assets under any circumstance.

(c) In the event of any discrepancy between any report provided by the Custodian to the Company and any information contained in the books or records of the Company, the Company (or the Investment Advisor on its behalf) shall promptly notify the Custodian thereof and the parties shall cooperate to diligently resolve the discrepancy.

SECTION 5.	CUSTODIAL ASSETS DATABASE.

The Company acknowledges that any data and information held by the Custodian from time to time concerning the Custodial Assets and to which the Company may be given access (without herein implying any obligation or agreement by the Custodian to maintain or provide access to any particular information or database) from time to time at the election of the Custodian (the “Custodial Assets Database”) is unaudited and the Custodian does not independently verify the accuracy of information it receives from third parties concerning the Custodial Assets (whether from the Company, from others at the Company’s behest or on its behalf, or from issuers or obligors of the Custodial Assets or their agents) prior to its inclusion in the Custodial Assets Database. The Custodian will not be liable to the Company or any other Person for any loss or damage arising out of or in connection with the relationship established by this Agreement as a result of inaccuracies in any such third-party provided information contained in the Custodial Assets Database.

SECTION 6.	COMPENSATION OF CUSTODIANS .

(a) The Custodians shall be entitled to compensation from the Company for its services as set forth in a separate fee letter agreement between the Custodians and the Company (or the Investment Advisor on its behalf).

(b) The Company agrees to pay or reimburse to the Custodians upon its request from time to time all reasonable costs, disbursements, advances and expenses (including without limitation reasonable fees and expenses of legal counsel) incurred, and any disbursements and advances made (including without limitation any account overdraft resulting from any settlement or assumed settlement, provisional credit, reclaimed payment or claw-back, or the like), in connection with the preparation or execution of this Agreement, or in connection with the transactions contemplated hereby or the administration of this Agreement or performance by the Custodians of its duties and services under this Agreement, from time to time (including without limitation costs and expenses of any action by the Custodians to collect any amounts owing to it under this Agreement (including indemnities), so long as the Custodian or Document Custodian, as applicable, is awarded all or a part of such costs or expenses); provided that such expenses (including reasonable and documented fees and expenses of the Custodian) shall not exceed $20,000 without the prior consent of the Company (except that this proviso shall not affect any amounts due pursuant to Section 8.4 or any expenses to collect any amounts owing to it under this Agreement).

SECTION 7.	DEPOSIT IN SECURITIES SYSTEMS.

The Custodian may deposit and/or maintain Custodial Assets in a Securities System in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:

Section 7.1. The Custodian may keep domestic Custodial Assets in a Securities System; provided that such Custodial Assets are represented by a corresponding position in a financial asset maintained in a participant account of the Custodian in the Securities System which shall not include any assets of the Custodian other than assets held by it as a fiduciary, custodian or otherwise for customers.

Section 7.2. The records of the Custodian with respect to Custodial Assets which are maintained in a Securities System shall identify by book-entry those securities belonging to the Company.

Section 7.3. Anything to the contrary in this Agreement notwithstanding, the Custodian shall have no liability under or pursuant to this Agreement or the custodial arrangement established hereby for any direct loss, damage, cost, expense, liability or claim to the Company resulting from use of the Securities System.

SECTION 8.	RESPONSIBILITY OF CUSTODIAN.

Section 8.1. General Duties. The Custodians shall have no duties, obligations or responsibilities under this Agreement or with respect to the Custodial Assets, the Accounts or the Proceeds or the Collateral except for such duties as are expressly and specifically set forth in this Agreement as duties on its part to be performed or observed, and the duties and obligations of the Custodian and Document Custodian shall be determined solely by the express provisions of this Agreement. No implied covenants, duties, obligations or responsibilities shall be read into this Agreement against, or on the part of, the Custodians.

Section 8.2. Instructions. (a) The Custodians shall be entitled to refrain from taking any action unless it has such instruction (in the form of Proper Instructions) from the Company as the Custodians reasonably deems necessary, and shall be entitled to require, upon written notice to the Company, that Proper Instructions to it be in writing. The Custodians shall have no liability for any action (or forbearance from action) taken in good faith in accordance with a Proper Instruction of the Company. For the avoidance of doubt, a trade ticket provided to the Custodian by an Authorized Person in respect of an acquisition or disposition of a Loan shall constitute a Proper Instruction to effect such acquisition or disposition.

(b) Whenever the Custodians are entitled or required to receive or obtain any report, opinion, notice of other information pursuant to or as contemplated by this Agreement, it shall be entitled to receive the same in writing, in form, content and medium reasonably acceptable to it; and whenever any report or other information is required to be produced or distributed by the Custodian or Document Custodian, it shall be in form, content and medium reasonably acceptable to it.

(c) The Company agrees that it shall respond promptly to all inquiries and requests of the Custodians as may be reasonably necessary to enable the Custodians to perform its duties hereunder.

Section 8.3. General Standards of Care. Notwithstanding any terms herein contained to the contrary, the acceptance by the Custodians of their appointment hereunder is expressly subject to the following terms, which shall govern and apply to each of the terms and provisions of this Agreement (whether or not so stated therein):

(a) The Custodians shall not be responsible for the title, validity or genuineness, including good deliverable form of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement.

(b) The Custodians may rely on and shall be protected in acting or refraining from acting upon any written notice Proper Instruction, statement, certificate, request, waiver, consent, opinion, report, receipt, electronic communication, or other paper or document furnished to it (including without limitation any of the foregoing provided to it by telecopier or electronic means), not only as to its due execution and validity, but also as to the truth and accuracy of any information therein contained, which it in good faith believes to be genuine and signed, sent or presented by the proper person (which in the case of any instruction from or on behalf of the Company shall be an Authorized Person); and the Custodians shall be entitled to presume the genuineness and due authority of any signature appearing thereon. The Custodians shall not be bound to make any independent investigation into the facts or matters stated in any such notice, instruction, electronic communication, certificate, statement, request, waiver, consent, opinion, report, receipt or other paper or document.

(c) The Custodians shall not be liable to anyone for any error of judgment, or for any act done or step taken or omitted to be taken by it (or any of its directors, officers of employees), or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, unless such action constitutes gross negligence or willful misconduct on its part. Except as provided in the immediately preceding sentence, the Custodians shall not be liable for any action taken by it in good faith and believed by it to be within powers conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed hereunder, or omitted to be taken by it by reason of the lack of direction or instruction required hereby for such action.

(d) In no event shall the Custodians be liable for any punitive, indirect, special or consequential damages (including, without limitation, lost profits) whether or not it has been advised of the likelihood of such damages and regardless of the form of action.

(e) The Custodians may consult with, and obtain advice from, nationally recognized legal counsel selected in good faith with respect to any question as to any of the provisions hereof or its duties hereunder, or any matter relating hereto, and the opinion or advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Custodians in good faith in reliance upon the opinion or advice of such counsel, and the reasonable cost of such services shall be reimbursed pursuant to Section 6(b) above.

(f) The Custodians shall not be deemed to have notice of any fact, claim or demand with respect hereto unless actually known by an officer working in its corporate trust office and charged with responsibility for administering this Agreement or unless (and then only to the extent) received in writing by the Custodians at its corporate trust office indicated in Section 14 and specifically referencing this Agreement.

(g) No provision of this Agreement shall require the Custodians to expend or risk its own funds, or to take any action (or forbearance from action) hereunder which might in its judgment involve any expense or any financial or other liability unless it shall be furnished with acceptable indemnification. Nothing herein shall be construed to obligate the Custodians to (i) undertake any collection actions on behalf of the Company against any issuer or obligor (or agents thereof) of a Custodial Asset or (ii) commence, prosecute or defend legal proceedings in any instance, whether on behalf of the Company on its own behalf or otherwise, with respect to any matter arising hereunder or relating to this Agreement or the services contemplated hereby.

(h) The permissive right of the Custodians to take any action hereunder shall not be construed as duty.

(i) The Custodians may act or exercise its duties or powers hereunder through agents, subcustodians or attorneys, and the Custodians shall not be liable or responsible for the actions or omissions of any such party appointed with reasonable due care.

(j) All reasonable costs and risks of shipment shall be borne exclusively by the Company.

(k) The Custodians have no responsibility to verify or determine whether any purchase or sale of a Custodial Asset satisfies any transfer restrictions applicable to it, including any transfer restriction imposed by applicable law.

(l) The Custodians shall have no responsibility for performing or monitoring the performance of any anti-money laundering procedures undertaken by the Company and shall have no liability to the Company for any violation of any anti-money laundering rules or regulations by the Company.

(m) Nothing herein shall obligate the Custodians to review or examine the terms of any underlying instrument, certificate, credit agreement, indenture, loan agreement, promissory note, or other Financing Document evidencing or governing any Custodial Asset, whether for purposes of performing any of its duties hereunder or otherwise.

(n) Except as otherwise agreed in writing, the Custodians shall have no obligation to take any action to preserve, protect, enforce or exercise any rights in the Custodial Assets or Collateral, or under or in respect of the related underlying documents, or to perform any obligations of the Company thereunder.

(o) Notwithstanding any other provision of this Agreement, the Custodians shall have no duty or obligation under this Agreement to monitor, verify or inquire into, and shall not be liable for, (i) the legality of the Custodial Assets, (ii) the purchase, transfer or sale of any Custodial Assets, the sufficiency of the amount to be received or the authority of the Company to effect any such purchase, transfer or sale.

(p) The Document Custodian shall have no responsibilities or duties with respect to any Collateral File while such Collateral File is not in its possession.

Section 8.4. Indemnity. The Company agrees to indemnify, defend and hold harmless the Custodians and its officers, directors, affiliates and agents against any and all claims, losses, liabilities, damages or expenses (including, but not limited to, reasonable attorneys’ fees, court costs, costs of investigation and costs of enforcement of this indemnity) of any kind or nature whatsoever arising out of its provision of custody services under this Agreement that may be imposed upon, incurred by or asserted against the Custodians (and including claims involving the Company or any third party); provided, however, that the foregoing indemnity shall not apply to any such claims, losses, liabilities, damages or expenses caused by the gross negligence or willful misconduct on the part of the Custodians. The Custodians shall have and is hereby granted a continuing lien upon and security interest in, and right of set-off against, the Accounts, and any funds (and investments in which such funds may be invested) held therein or credit thereto from time to time, whether now held or hereafter required, and all proceeds thereof, to secure the payment of any amounts that may be owing to the Custodians under or pursuant to the terms of this Agreement, whether now existing or hereafter arising. The provisions of this Section 8.4 shall survive the resignation or removal of the Custodians and the termination of this Agreement. Notwithstanding anything herein to the contrary, the Document Custodian shall be entitled to all the same rights, privileges, protections, immunities and indemnities in this Agreement as are afforded to the Custodian.

Section 8.5. Force Majeure. Without prejudice to the generality of the foregoing, the Custodians shall not be liable for any damage or loss resulting from or caused by events or circumstances beyond its reasonable control including nationalization, expropriation, currency restrictions, the interruption, disruption or suspension of the normal procedures and practices of any securities market, power, mechanical, communications or other technological failures or interruptions, fires, floods, earthquakes or other natural disasters, civil or military disturbances, acts of war or terrorism, riots, revolution, acts of God, epidemics, work stoppages, strikes or national disasters of any kind.

Section 8.6. Disputes. If any dispute or conflicting claim is made by any person with respect to securities or other property held for the Company, the Custodians shall be entitled to refuse to act until either (a) such dispute or conflicting claim has been finally determined by a court of competent jurisdiction or settled by agreement between conflicting parties, and the Custodian has received written evidence satisfactory to it of such determination or agreement; or (b) the Custodians have received an indemnity, security or both satisfactory to it and sufficient to hold it harmless from and against any and all loss, liability and expense which the Custodians may incur as a result of its actions. The Custodians shall notify the Company if any such dispute or conflicting claim is made by any person other than the Company.

Section 8.7. Advances. Under no circumstances shall the Custodians have any responsibility, duty or obligation to advance its own funds to or for the benefit of the Company. Notwithstanding the foregoing, if the Custodians at any time or times in connection with this Agreement or the administration of the Accounts, advances funds in connection with the settlement of any payment item, returned deposit item or investment, provisional credit or overdraft, then any funds (or investments thereof) at any time held in or credited to any Account hereunder shall be security therefore and shall be subject to a lien and right of setoff thereon in favor of the Custodians (in addition to any rights or charge of, set off or similar rights it may have under applicable law), and the Custodians shall be entitled to utilize available cash (and dispose of investments in which such cash may be invested pursuant to the terms hereof) immediately to make itself whole in respect thereof.

Section 8.8. Patriot Act. To help fight the funding of terrorism and money laundering activities, the Custodians shall be entitled to obtain, verify, and record information that identifies individuals or entities that establish a relationship or open an account with the Custodians. The Custodians shall be entitled to ask for the name, address, tax identification number and other information that will allow the Custodian to identify the individual or entity who is establishing the relationship or opening the account. The Custodians may also ask for formation documents such as articles of incorporation, an offering memorandum, or other identifying documents to be provided.

SECTION 9.	SECURITY CODES.

If the Custodians issues to the Company, security codes, passwords or test keys in order that the Custodians may verify that certain transmissions of information, including Proper Instructions, have been originated by the Company, the Company shall, safeguard any security codes, passwords, test keys or other security devices which the Custodians shall make available.

SECTION 10.	TAXES.

For tax reporting purposes, any investment interest or income received by the Custodian from investment (or reinvestment) of funds on deposit in the Cash Account shall be reported as allocable to the Company, to the extent reporting is required. The Company shall provide the Custodian with a properly completed and signed Internal Revenue Service Form W-9 or W-8BEN, as applicable (or applicable successor form). The Company agrees (i) that the Custodian shall be entitled to withhold or deduct from any payments required to be made pursuant to this Agreement the amount of any taxes, charges or other withholding required to be so withheld or deducted under applicable law, and (ii) promptly to provide the Custodian, upon request, with any and all such information as may from time to time be required by the Custodian to comply with all applicable laws, including information required by the Custodian to determine the amount of any applicable withholding or other tax. In the event the Custodian withholds any amounts inadequately because of information incorrectly supplied to the Custodian by the Company, the Company hereby agrees to indemnify and reimburse the Custodian for any such amount owing. The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Company (or the Custodian as custodian of the Company), by the tax law of the United States (or any other applicable jurisdiction) or any state or political subdivision thereof. The Custodian shall be kept indemnified by and be without liability to the Company for such obligations including taxes, withholding, certification and reporting requirements, claims for exemption or refund, additions for late payment interest, penalties and other expenses (including legal expenses) that may be assessed against the Company (or the Custodian as custodian of the Company).

SECTION 11.	EFFECTIVE PERIOD, TERMINATION AND ADDITIONAL PARTIES.

Section 11.1. This Agreement shall become effective as of its due execution and delivery by each of the parties. This Agreement shall continue in full force and effect until terminated as hereinafter provided. This Agreement may be terminated by the Custodian, Document Custodian or the Company pursuant to Section 11.2.

Section 11.2. This Agreement shall terminate upon the effective date of termination specified in any written notice of termination (including any registration by or removal of the custodian or document custodian) given by either party to the other not later than forty five (45) days prior to the effective date of such termination specified therein unless a different period is agreed to in writing by the parties; provided that all (i) Custodial Assets and Proceeds shall have been delivered to the Company or as it otherwise instructs (subject to Section 11.3 below) and (ii) all Collateral Files have been shipped back to the Company at its address as provided in Section 14. The Custodians may resign at any time under this Agreement by providing at least forty-five (45) days advance written notice to the Company unless a different period is agreed to in writing by the parties. In the event of such termination, (i) the Company shall appoint, by written instrument, a successor document custodian and (ii) the Document Custodian, promptly upon payment of any unpaid fees, expenses and indemnification amounts due to the Document Custodian, shall transfer to the successor document custodian, as directed, all Collateral Files being held by the Document Custodian under this Agreement. The Document Custodian’s sole responsibility after the termination of its obligations as aforesaid shall be to safely maintain all of the Collateral Files and to deliver the same to a successor custodian; provided, that if a successor Document Custodian has not accepted custodial responsibilities within the period set forth in the first sentence of this Section 11(a), the Custodian may, at the expense of the Company, either (i) deliver all Collateral Files to the Company, or (ii) petition any court of competent jurisdiction to name a successor custodian. The Document Custodian shall not be responsible for the fees and expenses of any successor document custodian. Upon delivery of the Collateral Files to any successor document custodian or to the Company as provided in this paragraph, all duties and obligations of the Document Custodian shall cease and terminate. The payment of all costs and expenses relating to the transfer of the Collateral Files (including any shipping costs) upon termination shall be the sole responsibility of the Company.

Section 11.3. Prior to the effective date of termination of this Agreement, or the effective date of the resignation (or removal) of the Custodian, as the case may be, the Company shall give Proper Instruction to the Custodian to cause the Custodial Assets and Proceeds then held by the Custodian hereunder to be delivered to the Company, or its designee, or a successor custodian hereunder; and if the Company shall fail or be unable to do so on a timely basis, the Custodian shall be entitled (but not obligated) to petition a court of competent jurisdiction (at the Company’s expense) for such instruction.

Section 11.4. (a) Upon termination of this Agreement or resignation (or removal) of the Custodian, the Company shall pay to the Custodian, such compensation as may be due as of the date of such termination or resignation (or removal) and shall likewise reimburse the Custodian for its reasonable costs, expenses and disbursements. All indemnifications under this Agreement shall survive the termination of this Agreement, and any resignation or removal of the Custodian.

(b) If Custodial Assets, Proceeds or any other property remain in the possession of the Custodian after the date of termination hereof or the date of resignation (or removal) of the Custodian, as the case may be, owing to failure of the Company to give Proper Instructions to the Custodian for delivery thereof, as referred to in Section 11.3, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such Custodial Assets, funds and other property and the sole responsibility of the Custodian thereafter shall be for the safekeeping of such Custodial Assets until receipt of such Proper Instructions.

SECTION 12.	REPRESENTATIONS AND WARRANTIES.

(a) The Company represents and warrants to the Custodians that:

(i) it has the power and authority to enter into and perform its obligations under this Agreement, and it has duly authorized and executed this Agreement so as to constitute its valid and binding obligation;

(ii) in giving any instructions which purport to be “Proper Instructions” under this Agreement, the Company will act in accordance with the provisions of its applicable organizational documents and any applicable laws and regulations; and

(iii) the execution and delivery by the Company of this Agreement and the performance by the Company of the related obligations hereunder (including, without limitation, the indemnity provided to the Custodian hereunder) (i) do not and will not (x) contravene any of the terms of the Company’s articles of formation, bylaws or other agreements or documents of formation that govern the affairs and the conduct of the Company’s business, or (y) conflict with or result in any breach or contravention of, or the creation of any lien or other subordination under, or require any payment to be made under (A) any contractual obligation to which the Company is a party or affecting the Company or the properties or assets of the Company or (B) any order, injunction, writ or decree of any governmental authority or any arbitral award to which the Company or its property is subject, or (z) violate any law.

(b) The Custodians hereby represents and warrants to the Company that it has the power and authority to enter into and perform its obligations under this Agreement, and it has duly authorized and executed this Agreement so as to constitute its valid and binding obligations.

(c) The Company hereby represents, warrants and covenants to the Custodians that (i) all interests in the Company are “publicly-offered securities” as defined in Department of Labor Regulations Section 2510.3-101 (Definition of ‘plan assets’) and (ii) the Company is not subject to The Employment Retirement Income Security Act of 1974, as amended (“ERISA”).

The Company agrees that the Custodians will in no event be a “fiduciary” with respect to the Accounts and assets held therein under this Agreement or any transaction contemplated hereunder or thereunder within the meaning of Section 3(21) of ERISA, Section 3(38) of ERISA, or Section 4975(e) of the Code (including, without limitation, by virtue of the Custodian’s reservation or exercise of any rights it may have). The Company acknowledges and agrees that the Custodians shall not be required to serve as Custodians for the Company (or consent to continue to serve as Custodians for the Company) under ERISA. If for any reason the Company breaches or otherwise fails to comply with the provisions of this Section, this Agreement and the custodial arrangement provided for thereunder and hereunder may be terminated immediately with respect to the Company by the Custodians.

SECTION 13.	PARTIES IN INTEREST; NO THIRD PARTY BENEFIT.

This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto. This Agreement is not intended for, and shall not be construed to be intended for, the benefit of any third parties and may not be relied upon or enforced by any third parties.

SECTION 14.	NOTICES.

Any Proper Instructions shall be given to the following address (or such other address as either party may subsequently designate by written notice to the other party), and otherwise any notices, approvals and other communications hereunder shall be sufficient if made in writing and given to the parties at the following address (or such other address as either of them may subsequently designate by notice to the other), given by (i) certified or registered mail, postage prepaid, (ii) recognized courier or delivery service, (iii) confirmed telecopier or telex with a duplicate sent on the same day by first class mail, postage prepaid or (iv) electronic mail:

(a)	if to the Company, to

Crescent Capital BDC, Inc.

11100 Santa Monica Blvd., Suite 2000

Los Angeles, CA 90025

Attention: Kirill Bouek

Email: kirill.bouek@crescentcap.com

With a copy to:

George Hawley

General Counsel Secretary

11100 Santa Monica Blvd., Suite 2000

Los Angeles, CA 90025

Email: George.hawley@crescentcap.com

(b)	if to the Custodian, to

U.S. Bank National Association

190 South LaSalle St, 8th Floor

Chicago, IL 60603

Attn: Global Corporate Trust –Crescent Capital

BDC, Inc.

Email:CrescentCapital@usbank.com

(c)	if to the Document Custodian, to

U.S. Bank National Association

1719 Otis Way

Florence, SC 29501

Attn: Florence Private Certifications – Crescent

Capital BDC, Inc.

Email: steven.garrett@usbank.com

The Custodians shall be entitled to accept and act upon Proper Instructions sent by unsecured email, facsimile transmission or other similar unsecured electronic methods; provided however, that the Custodians has been provided with an incumbency certificate in accordance with Section 3.10. If the Company elects to give the Custodians email or facsimile instructions (or instructions by a similar electronic method) and the Custodians in its discretion elects to act upon such instructions, the Custodian’s reasonable understanding of such instructions shall be deemed controlling. The Custodians shall not be liable for any losses, costs or expenses arising directly or indirectly from the Custodians’ reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Custodians, including without limitation the risk of the Custodians acting on unauthorized instructions and the risk of interception and misuse by third parties, and acknowledges and agrees that there may be more secure methods of transmitting such instructions than the method(s) selected by it and agrees that the security procedures (if any) to be followed in connection with its transmission of such instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

SECTION 15.	CHOICE OF LAW AND JURISDICTION.

THIS AGREEMENT SHALL BE CONSTRUED, AND THE PROVISIONS THEREOF INTERPRETED UNDER AND IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK FOR ALL PURPOSES (WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS). ALL ACTIONS AND PROCEEDINGS RELATING TO OR ARISING FROM, DIRECTLY OR INDIRECTLY, THIS AGREEMENT MAY BE BROUGHT

IN NEW YORK STATE OR U.S. FEDERAL COURTS LOCATED WITHIN THE CITY OF NEW YORK, STATE OF NEW YORK AND THE COMPANY AND THE CUSTODIANS HEREBY SUBMIT TO PERSONAL JURISDICTION OF SUCH COURTS FOR SUCH ACTIONS OR PROCEEDINGS. THE COMPANY AND THE CUSTODIAN EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY AND ANY OBJECTION TO LAYING OF VENUE IN SUCH COURTS ON GROUNDS OF FORUM NONCONVENIENS IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT. NO ACTIONS OR PROCEEDINGS RELATING TO OR ARISING FROM, DIRECTLY OR INDIRECTLY, THIS AGREEMENT SHALL BE BROUGHT IN A FORUM OUTSIDE OF THE UNITED STATES OF AMERICA.

SECTION 16.	ENTIRE AGREEMENT AND COUNTERPARTS.

(a) This Agreement constitutes the complete and exclusive agreement of the parties with regard to the matters addressed herein and supersedes and terminates as of the date hereof, all prior agreements or understandings, oral or written between the parties to this Agreement relating to such matters.

(b) This Agreement may be executed in any number of counterparts (including by facsimile or electronic transmission (including .pdf file, ..jpeg file or any electronic signature complying with the U.S. federal ESIGN Act of 2000, including Orbit, Adobe Sign, DocuSign, or any other similar platform identified by the Company and reasonably available at no undue burden or expense to the Custodians) and all counterparts taken together shall constitute one instrument. Delivery of an executed counterpart signature page of this Agreement by facsimile or any such electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement. The Custodians shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto.

SECTION 17.	AMENDMENT; WAIVER.

(a) This Agreement may not be amended except by an express written instrument duly executed by each of the Company and the Custodians.

(b) In no instance shall any delay or failure to act be deemed to be or effective as a waiver of any right, power or term hereunder, unless and except to the extent such waiver is set forth in an expressly written instrument signed by the party against whom it is to be charged.

SECTION 18.	SUCCESSOR AND ASSIGNS.

(a) The covenants and agreements set forth herein shall be binding upon and inure to the benefit of each of the parties and their respective successors and permitted assigns. The Company shall not be permitted to assign its rights under this Agreement without the written consent of the Custodians.

(b) Notwithstanding the foregoing any corporation or association into which either party may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Custodian or the Company, as applicable, shall be a party, or in the case of the Custodians any corporation or association to which the Custodians transfers all or substantially all of its corporate trust business, shall be the successor of the Custodians or the Company, as applicable, hereunder, and shall succeed to all of the rights, powers and duties of the Custodians or the Company, as applicable, hereunder, without the execution or filing of any paper or any further act on the part of either of the parties hereto.

SECTION 19.	SEVERABILITY.

The terms of this Agreement are hereby declared to be severable, such that if any term hereof is determined to be invalid or unenforceable, such determination shall not affect the remaining terms.

SECTION 20.	REQUEST FOR INSTRUCTIONS.

If, in performing its duties under this Agreement, the Custodians are required to decide between alternative courses of action, the Custodians may (but shall not be obliged to) request written instructions from the Company as to the course of action desired by it. If the Custodians do not receive such instructions within two (2) Business Days after it has requested them, the Custodians may, but shall be under no duty to, take or refrain from taking any such courses of action. The Custodians shall act in accordance with instructions received from the Company in response to such request after such two-day period except to the extent it has already taken, or committed itself to take, action inconsistent with such instructions.

SECTION 21.	OTHER BUSINESS.

Nothing herein shall prevent the Custodians or any of its affiliates from engaging in other business, or from entering into any other transaction or financial or other relationship with, or receiving fees from or from rendering services of any kind to the Company or any other Person. Nothing contained in this Agreement shall constitute the Company and/or the Custodians (and/or any other Person) as members of any partnership, joint venture, association, syndicate, unincorporated business or similar assignment as a result of or by virtue of the engagement or relationship established by this Agreement.

SECTION 22.	REPRODUCTION OF DOCUMENTS.

This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further production shall likewise be admissible in evidence.

SECTION 23.	CONFIDENTIALITY.

The parties hereto agree that each shall treat confidentially the terms and conditions of this Agreement and all information provided by each party to the other party regarding its business and operations. All confidential information provided by a party hereto shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except for the purposes set forth in or contemplated by this Agreement, shall not be disclosed to any third party without the prior written consent of the party (which may include Proper Instructions) providing the information. The foregoing shall not be applicable to any information that is (i) publicly available when provided or thereafter becomes publicly available, other than through a breach of this Agreement, (ii) independently derived by any party hereto without the use of any information provided by the other party hereto in connection with this Agreement, or (iii) required in any legal or regulatory proceeding, investigation, audit, examination, subpoena, civil investigative demand or other similar process, or required by operation of law or regulation or as required by regulators or government authorities; provided that the Custodians may disclose on a confidential basis any such information to its agents, attorneys and auditors in connection with its serving as Custodian and/or Document Custodian, as applicable hereunder and the Company may disclose on a confidential basis any such information, to its affiliates, directors, officers, members, employers, auditors, advisors and agents on a need to know basis, including the existence of, and the relevant terms contained in this Agreement which it may also disclose in its prospectus.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, both parties have caused this Agreement to be executed and delivered by a duly authorized officer, intending the same to take effect as of the date first above written.

CRESCENT CAPITAL BDC, INC., as Company

By:	/s/ Gerhard Lombard
Name:	Gerhard Lombard
Title:	CFO

U.S. BANK NATIONAL ASSOCIATION, as Custodian

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Document Custodian

By:
Name:
Title:

IN WITNESS WHEREOF, both parties have caused this Agreement to be executed and delivered by a duly authorized officer, intending the same to take effect as of the date first above written.

CRESCENT CAPITAL BDC, INC., as Company

By:

Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Custodian

By:	/s/ Jon C. Warn
Name:	Jon C. Warn
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as Document Custodian

By:
Name:
Title:

IN WITNESS WHEREOF, both parties have caused this Agreement to be executed and delivered by a duly authorized officer, intending the same to take effect as of the date first above written.

CRESCENT CAPITAL BDC, INC., as Company

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Custodian

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Document Custodian

By:	/s/ Kenneth Brandt
Name:	Kenneth Brandt
Title:	Vice President

SCHEDULE I

[Accounts]

CCAP BDC Operating Interest	198249-201
CCAP BDC Operating Principal	198249-202
CCAP BDC Mezzanine Principal	198249-204
CCAP BDC Mezzanine Interest	198249-205
CCAP BDC Mezzanine Principal EURO	198249-206
CCAP BDC Mezzanine Interest EURO	198249-207
CCAP BDC Mezzanine Principal CAD	198249-208
CCAP BDC Mezzanine Interest CAD	198249-209
CCAP BDC Direct Lending Principal	198249-700
CCAP BDC Direct Lending Interest	198249-701
CCAP BDC Private High Yield Principal	198249-702
CCAP BDC Private High Yield Interest	198249-703
CCAP BDC Euro Lending Principal USD	198249-704
CCAP BDC Euro Lending Interest USD	198249-705
CCAP BDC Euro Lending Principal GBP	198249-706
CCAP BDC Euro Lending Interest GBP	198249-707
CCAP BDC Euro Lending Principal EURO	198249-708
CCAP BDC Euro Lending Interest EURO	198249-709
CCAP BDC Opportunistic Principal	198249-300
CCAP BDC Opportunistic Interest	198249-301
CCAP BDC Marketable Debt Principal	198249-302
CCAP BDC Marketable Debt Interest	198249-303
CCAP BDC Original Debt Principal	198249-304
CCAP BDC Original Debt Interest	198249-305
CCAP BDC Alcentra Principal	198249-306
CCAP BDC Alcentra Interest	198249-307

SCHEDULE II

COLLATERAL DOCUMENTS

The Document Custodian shall receive for each Loan, originals or where indicated, copies (including electronic copies) of the following documents or instruments, all as specified on the related Collateral Schedule and Loan Checklist:(a) (i) other than in the case of a noteless Loan, (x) the original or, if accompanied by an original “lost note” affidavit and indemnity, a copy of, the underlying promissory note, endorsed by the Company (that may be in the form of an allonge or note power attached thereto) as required under the related underlying instruments (and evidencing an unbroken chain of endorsements from each prior holder thereof evidenced in the chain of endorsements and (y) a copy of each transfer document or instrument relating to such Loan (including, until the settlement date specified therein, a commercially standard loan trade ticket that obligates the Company to settle the purchase of such Loan on a specific date) evidencing the assignment of such Loan to the Company, or (ii) in the case of a noteless Loan a copy of each transfer document or instrument relating to such noteless Loan evidencing the assignment of such noteless Loan to the Company; and (b) originals or copies (including electronic copies) of each of the following (i) to the extent applicable to the related Loan; any related loan agreement, credit agreement, security agreement, subordination agreement and intercreditor agreement or similar instruments, and (ii) to the extent applicable to the related Loan and only to the extent such document is in the possession of the Company, any note purchase agreement, sale and servicing or collateral management agreement, acquisition agreement, guarantee, Insurance Policy, assumption or substitution agreement or similar material operative document, in each case together with any amendment or modification thereto, as set forth on the Collateral Schedule and Loan Checklist.

Any statement clarified by “if any” or “if applicable” shall only refer to whether or not such item is present in the Collateral File when delivered to the Document Custodian. The Document Custodian shall have no duty or obligation to determine if such item should have been included.

In the event that any item is to be identified to the Document Custodian on the Collateral Schedule, if the Collateral Schedule does not list such item, the Document Custodian may conclusively assume that no such document is applicable.

SCHEDULE III

Recommended Data File Criteria

Each of the items listed below must be in its own cell within either a CSV or Excel spreadsheet. Data files should be sent electronically via email to your collateral review specialist at U.S. Bank.

EXHIBIT A

FORM OF DOCUMENT CUSTODIAN CERTIFICATION

[Date]

[COMPANY]

[Address]

Attention: [    ]

Re: Custody Agreement, dated as of May 21, 2021 (the “Agreement”), between Crescent Capital BDC, Inc., (the “Company”), U.S. Bank National Association, as custodian (the “Custodian”) and U.S. Bank National Association, as document custodian (the “Document Custodian”)

Ladies and Gentlemen:

In accordance with the provisions of Section 3.12(b) of the above-referenced Agreement, the undersigned, as Document Custodian, hereby certifies and confirms that with respect to each of the Collateral listed on the Collateral Schedule annexed hereto as Schedule I, except as noted on the Exception Report attached hereto as Exhibit I;

all documents required to be delivered to the Document Custodian pursuant to this Agreement are in the Document Custodian’s possession; and

all Collateral Documents contained in the Collateral File related to each such Collateral have been reviewed by the Document Custodian and appear regular on their face and relate to such applicable Collateral File.

The Document Custodian shall have no liability for or obligation with respect to, and shall not be construed or obliged to make any representation or warranty as to: (i) the validity, sufficiency, marketability, genuineness, value, contents or enforceability of any Collateral Document; (ii) the validity, adequacy or perfection of any lien upon or security interest purported to be evidenced or created thereby; or (iii) to determine that the contents of any Collateral Document are appropriate for the represented purpose or that any Collateral Document has actually been recorded or filed, as maybe applicable, or that any Collateral Document is other than what it purports on its face to be.

U.S. BANK NATIONAL ASSOCIATION, as Document Custodian

By:
Name:
Title:

SCHEDULE I

to Custodian Certification

COLLATERAL SCHEDULE

EXHIBIT I

to Custodian Certification

EXCEPTION REPORT

EXHIBIT B

AUTHORIZED REPRESENTATIVES

Any of the following persons shall be an Authorized Representative (as this list may be subsequently modified by the Company from time to time by delivery of a replacement list to the Custodians):

Authorized Representatives of the Company

[Attached below]

WRITTEN CONSENT OF THE MANAGING MEMBER

OF CRESCENT CAP ADVISORS, LLC

May 20, 2021

The undersigned being the managing member (the “Managing Member”) of Crescent Cap Advisors, LLC, a Delaware limited liability company (the “Company”), acting pursuant to the authority vested in the Managing Member pursuant to that certain Second Amended and Restated Limited Liability Agreement of the Company, dated as of October 24, 2016, and any amendments thereto (the “LLC Agreement”), does hereby consent to the adoption of, and hereby does adopt, the following resolutions:

WHEREAS, pursuant to the LLC Agreement, the Managing Member has the authority to manage the business, property and affairs of the Company; and

WHEREAS, the Managing Member desires to, and does hereby, delegate certain of its powers and authorize certain persons to conduct business on behalf of the Company.

NOW, THEREFORE BE IT RESOLVED, that “Authorized Person” means each of the individuals identified herein in such capacity and future duly appointed persons with authority to act with respect to matters applicable to the Company for so long as they each shall remain employed by the Managing Member, or until such time as the Managing Member may determine to revoke the authorization granted to each such individual herein.

RESOLVED FURTHER, that each Authorized Person shall have the authority to take actions on behalf of the Company, and to bind the Company and/or any other entity on whose behalf the Company is entitled to act.

RESOLVED, FURTHER, that the Authorized Persons and their respective signatures are as follows:

Name	Specimen Signature

Jason Breaux	/s/ Jason Breaux

Gerhard Lombard	/s/ Gerhard Lombard

Raymond Barrios	/s/ Raymond Barrios

Kirill Bouek	/s/ Kirill Bouek

IN WITNESS WHEREOF, the undersigned hereby certifies this Written Consent, as of the date first written above.

CRESCENT CAP ADVISORS LLC

By:	Crescent Capital Group LP
Its:	Managing Member

By:	/s/ George P. Hawley
Name:	George P. Hawley
Its:	General Counsel

EXHIBIT C

FORM OF REQUEST FOR RELEASE

U.S. Bank Global Corporate Trust	Attention: Document Custody Services
[Address]	Receiving Unit
Email: steven.garrett@usbank.com
Fax: (651) 695-6100 or (651) 695-6101

RE:

Custody Agreement, dated as of May 21, 2021 (the “Custody Agreement”) between Crescent Capital BDC, Inc. (the “Company”), U.S. Bank National Association, as custodian (the “Custodian”) and U.S. Bank National Association, as document custodian (the “Document Custodian”)

Pursuant to Section 3.12(f) of the Custody Agreement, we request the release of the Collateral Files relating to the Collateral listed on the attached Excel spreadsheet for the reason indicated below:

Reason for Requesting Documents (Check One):

1) Collateral Paid in Full
2) Collateral being Substituted
3) Collateral being Liquidated by Company
4) Other- Description Needed Below

Company:
Authorized Representative:
Name (Printed):
Title (Printed):
Date:
Phone:

File Delivery Instructions –Address Needed

Upon Completion of Request, for Release, please scan and email the request to steven.garrett@usbank.com